UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2004

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 0-6920

Delaware	94-1655526

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3050 Bowers Avenue
P.O. Box 58039
Santa Clara, CA 95052-8039

(Address of principal executive offices including zip code)

(408) 727-5555

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1   Press Release issued by Applied Materials, Inc. dated May 18, 2004.

Item 12. Results of Operations and Financial Condition.

On May 18, 2004, Applied Materials, Inc. (“Applied Materials”) announced its financial results for the second fiscal quarter ended May 2, 2004. A copy of Applied Materials’ press release is attached hereto as Exhibit 99.1.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of Applied Materials, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Use of Non-GAAP Financial Information

To supplement the consolidated condensed financial statements prepared under United States Generally Accepted Accounting Principles (“GAAP”), Applied Materials uses a non-GAAP financial measure, as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended, of net income that is GAAP net income, adjusted to exclude special items. Reconciliations of reported results of operations under GAAP to ongoing results have been included as a supplement to the press release. Due to the amount of charges incurred in prior periods as a result of realignment activities, Applied Materials believes that ongoing results are useful to investors because they reflect baseline performance exclusive of charges associated with realignment activities. Ongoing results are the primary indicator used by Applied Materials’ management to plan and forecast future periods. These non-GAAP measures are neither in accordance with, nor an alternative for, GAAP, and may be materially different from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered as a substitute for net income prepared in accordance with GAAP.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc.
(Registrant)

	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Group Vice President
Legal Affairs and Intellectual Property
and Corporate Secretary
Dated: May 18, 2004

Exhibit Index

Exhibit
No.	Description
99.1	Press Release issued by Applied Materials, Inc. dated May 18, 2004.